Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

SECOND EXTENSION AGREEMENT

Between
YEDA RESEARCH AND DEVELOPMENT CO. LTD.
of P.O. Box 95, Rehovot 76100, Israel
(hereinafter "Yeda")
and
XTL BIOPHARMACEUTICALS LTD.
of Kiryat Weizmann PO Box 370 Rehovot 76100, Israel
(hereinafter "the Company")

WHEREAS
Yeda and the Company have entered into a Research and Licence Agreement dated April 7, 1993 (hereinafter “the Main Agreement”) which was extended in an Amendment of the Research and Licence Agreement on August 31, 1995 (hereinafter "the Amendment Agreement"); and

WHEREAS	Yeda and the Company desire to further extend the Research Period and agree to the 1997 Budget and the 1997 Research Plan (as these terms are hereinafter defined) for said period;

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1.	Appendices

The Appendices listed below which are attached hereto shall constitute an integral part hereof:
Appendix 1 - the 1997 Research Programme
Appendix 2 - the 1997 Research Budget

2.	Definitions

2.1.	“Yeda” shall mean Yeda Research and Development Co. Ltd. of P.O. Box 95, Rehovot 76100, Israel.

2.2.	“The Company” shall mean XTL Biopharmaceuticals Ltd., of Kiryat Weizmann, P.O. Box 370, Rehovot 76100, Israel.

2.3.	“The Main Agreement” shall mean the Research and Licence Agreement between Yeda and the Company, dated April 7, 1993.

2.4.	“The Amendment Agreement” shall mean the Amendment of Research and Licence Agreement dated August 31, 1995.

2.5.	“The Research” shall mean the Research contemplated under the 1997 Research Programme.

2.6.	“The 1997 Research Programme” shall mean the research programme attached hereto as Appendix 1.

***** Confidential material redacted and filed separately with the Commission.

2.7.	“The 1997 Research Period” shall mean the period commencing on September 1, 1996 and ending on August 31, 1997.

2.8.	“The 1997 Budget” shall mean the Budget for the Research as set forth in Appendix 2 attached hereto.

3.
This Second Extension Agreement shall be read together with the Amendment Agreement and the Main Agreement and subject to the amendments and modifications contained herein, the provisions of said Amendment Agreement and Main Agreement shall remain unaltered and in full force and effect. Any words and phrases included in this Extension Agreement which are defined in the Main Agreement shall (unless the context otherwise requires) have the same meaning attributed to such words or phrases in the Main Agreement.

4.	Performance of the 1997 Research

In consideration of the sums to be paid by the Company pursuant to Paragraph 5 below and subject to the execution of such payments, Yeda undertakes to procure the performance at the Institute of the 1997 Research Programme in whole or in part at the discretion of and under the supervision of the Scientist during the 1997 Research Period.

5.	Funding of the 1997 Research

The Company shall provide Yeda with the total amount of ***** United States Dollars) to be used for financing the performance of the 1997 Research under Paragraph 3 above.

The funds shall be paid in *****, each payable in advance on September 1, 1996 and then on March 1, 1997.

IN WITNESS WHEREOF OF the parties have caused their respective representatives to execute this Agreement in two (2) counterparts, each of which shall be deemed as original.

for XTL BIOPHARMACEUTICALS LTD. Martin Becker, President August 12, 1996	For YEDA RESEARCH AND DEVELOPMENT CO. LTD. ***** ***** ***** ***** August 13, 1996

I hereby confirm that I have read the above Agreement and I agree to act, to the best of my ability, in accordance with the terms and conditions of this Agreement insofar as it relates to me.

*****
August 14, 1996

***** Confidential material redacted and filed separately with the Commission.

APPENDIX 1
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1.	*****

a.	*****

b.	*****

c.	*****

2.	*****

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3.	*****

*****:    a. *****
                 b. *****

4.	*****

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Note that confidential treatment has been requested and one (1) page of material from this Appendix 1 has been omitted and filed separately with the Commission.

***** Confidential material redacted and filed separately with the Commission.

APPENDIX 2
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Note that confidential treatment has been requested and one (1) page of material from this Appendix 2 has been omitted and filed separately with the Commission.